THIS WARRANT AND THE SHARES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933 ("ACT"), AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.


                             STOCK PURCHASE WARRANT

                         RIGHT TO PURCHASE COMMON STOCK
                                       OF
                               NETRIX CORPORATION

                            EXPIRING AUGUST 20, 2004
NO. KB-1                                                          100,000 SHARES

THIS CERTIFIES THAT Kaufman Bros., L.P. or its registered and permitted assigns (collectively, "Holder") is entitled to purchase, on or before August 20, 2004 (the "Expiration Date"), 100,000 shares of the common stock ("Common Stock") of Netrix Corporation (the "Corporation" or "Company") upon exercise of this Warrant along with presentation of the full purchase price as provided herein. The purchase price of the Common Sock issuable upon exercise of this Warrant ("Warrant Shares") is equal to three U.S. Dollars ($3.00) per share (the "Exercise Price").

1.   EXERCISE OF WARRANT.

(a) CASH EXERCISE. This Warrant may be exercised in whole or in part during normal business hours on any business day on or before the Expiration Date by
(i) the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed Exercise Request specifying the number of Warrant Shares to be purchased, and (ii) delivery of the Exercise Price in lawful money of the United States of America to the Company for the account of the Company by cash, wire transfer or immediately available funds to a bank account specified by the Company, or by certified or bank cashier's check, of the Current Warrant Price for the number of Warrant Shares specified in the Exercise Request. Upon receipt by the Company of this Warrant and an Exercise Request and representations, together with proper payment of the Exercise Price, at such office, the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant has been surrendered and payment has been made for such Warrant Shares in accordance with this Agreement and the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. A stock certificate or certificates for the Warrant Shares specified in the Exercise Request shall be delivered to the Holder as promptly as practicable, and in any event within seven (7) business days, thereafter. The stock certificate(s) so delivered shall be in any such denominations as may be reasonably specified by the Holder in the Exercise Form. The Company shall pay any and all transfer agent fees, documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

(b)  CASHLESS EXERCISE.

(i) This Warrant may be exercised in whole or in part by the Holder during normal business hours on any business day on or before the Expiration Date by the presentation and surrender of this Warrant to the Company at its principal office along with a duly executed Exercise Request specifying the number of Warrant Shares to be applied to such exercise. Upon receipt by the Company of this Warrant and an Exercise Request, at such office, the Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant has been surrendered and the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. A stock certificate or certificates for the Warrant Shares specified in the Exercise Request shall be delivered to the Holder as promptly as practicable, and in any event within seven (7) Business Days, thereafter. The stock certificate(s) so delivered shall be in any such denominations as may be reasonably specified by the Holder in the Exercise Form. The Company shall pay any and all transfer agent fees, documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

(ii) The number of Warrant Shares to be delivered upon exercise of this Warrant pursuant to this Section 1(b) shall equal the value of this Warrant (or the portion thereof being canceled) computed as of the date of delivery of this Warrant to the Company using the following formula:

                  X =            Y(A-B)
                                --------
                                    A

         Where:

                      X = the  number of shares of Common  Stock to be issued to
                          Holder under this Section  1(b);
                      Y = the number of Warrant Shares identified in the  Notice of Exercise as being applied to the subject exercise;
                      A = the Current Market Price on such date;
                      B = the Exercise Price on such date

For purposes of this Section 1(b)(ii), Current Market Price of one share of the Common Stock shall mean: the per share fair market value of the Common Stock (x) determined by the average of the daily "market prices" over a period of 10 consecutive business days before such date or (y) if and so long as there is no exchange or over-the-counter market for the Common Stock of the Company, the price per share established in good faith by the Board of Directors of the

Company. The market price referred to in clause (x) above for each such business day shall be: (A) the last sale price on such day on the principal securities exchange on which the Common Stock is then listed or admitted to trading (or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange), or
(B) if the Common Stock is not then listed or admitted on any stock exchange, the market price for each such business day shall be the last sale price on such day (or, if no sale takes place on such day, the average of the closing bid and asked prices on such day in the over-the-counter market), in either case as reported through Nasdaq, (or, if such prices are not at the time so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company).

(c) WARRANT SHARES TO BE FULLY PAID AND NONASSESSABLE. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock is then listed on a securities exchange, shall be duly listed thereon.

(d) PARTIAL EXERCISE; FRACTIONAL SHARES. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate(s), deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay to the holder of this Warrant cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the Current Market Price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of this Warrant.

(e) ACKNOWLEDGMENT OF CONTINUING OBLIGATION. The Company will, at the time of any exercise of this Warrant in whole or in part, upon request of the holder hereof, acknowledge in writing its then continuing obligation to such holder in respect of any rights pursuant to this Warrant (including, without limitation, any right to registration, if any, of the shares of Common Stock issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with this Warrant; PROVIDED, HOWEVER, that the failure of such holder to make any such request shall not affect the continuing obligation of the Company to such holder in respect of such rights.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES DELIVERABLE UPON EXERCISE OF WARRANT.

The Exercise Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this paragraph.

(a)  In case the Corporation shall at any time after the date of this Warrant:

         (i) pay a dividend of its shares of its Common Stock or make a distribution in shares, or rights or warrants to purchase shares of its Common Stock with respect to its outstanding Common Stock;

         (ii)     subdivide its outstanding shares of Common Stock;

         (iii)    combine its outstanding shares of Common Stock; or

         (iv) issue any other shares of capital stock by reclassification of its shares of Common Stock, then the Exercise Price in effect and the number of Warrant Shares purchasable at the time of the record date of such dividend, subdivision, combination, or reclassification shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised prior to such event, Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case of any reorganization of the Corporation, or in case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or split-up or combination of the Common Stock), or in case of any consolidation or merger of the Company with or into another entity (other than a consolidation or merger with a subsidiary or a continuing corporation), or in case of any sale or conveyance to another entity of all or substantially all of the property of the Corporation, then, as a condition of such reorganization, reclassification, change, consolidation, merger, sale, or conveyance, the Corporation or such successor or purchasing entity, as the case may be, shall forthwith provide to Holder a supplemental warrant (the "Supplement Warrant") which will make lawful and adequate provision whereby Holder shall have the right thereafter to receive, upon exercise of such Supplemental Warrant, the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification, change, consolidation, merger, sale, or conveyance by a holder of a number of shares of Common Stock equal to the number of Shares issuable upon exercise of this Warrant immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, or conveyance. Such Supplemental Warrant shall include provisions for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph. The above provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, or conveyances.

3.   RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

(a) RESTRICTIONS ON EXERCISE AND TRANSFER. The holder of this Warrant, as of the date of issuance hereof, represents to the Company that it is acquiring the Warrants for its own account for investment purposes and not with a view to the distribution thereof or of the Warrant Shares. Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the related Warrant Shares shall not be transferable except pursuant to the proviso contained in the following sentence or upon the conditions specified in this Section 3, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act of 1933 (the "Securities Act") and applicable state law in respect of the transfer of this Warrant or such Warrant Shares. The holder of this Warrant, by its acceptance hereof, agrees that it will not transfer this Warrant or the related Warrant Shares prior to delivery to the Company of an opinion of such holder's counsel (as such opinion and such counsel are described in Section 3(b) hereof) or until registration of such Warrant Shares under the Securities Act has become effective or after a sale of such Warrant or Warrant Shares has been consummated pursuant to Rule 144 or Rule 144A under the Securities Act; PROVIDED, HOWEVER, that such holder may freely transfer this Warrant or such Warrant Shares (without delivery to the Company or opinion of Counsel) (w) to one of its nominees, affiliates or a nominee thereof,
(x) to a pension or profit-sharing fund established and maintained for its employees or for the employees of any affiliate, (y) from a nominee to any of the aforementioned persons as beneficial owner of this Warrant or such Warrant Shares, or (z) to a qualified institutional buyer, so long as such transfer is effected in compliance with Rule 144A under the Securities Act.

(b) NOTICE OF INTENTION TO TRANSFER; OPINION OF COUNSEL. The Holder, by its acceptance hereof, agrees that prior to any transfer of this Warrant or of the related Warrant Shares (other than as permitted by Section 3(a) hereof or pursuant to a registration under the Securities Act), the Holder will give written notice to the Company of its intention to effect such transfer, together with an opinion of such counsel for the Holder as shall be reasonably acceptable to the Company, to the effect that the proposed transfer of this Warrant and/or such Warrant Shares may be effected without registration under the Securities Act. Upon delivery of such notice and opinion to the Company, the Holder shall be entitled to transfer this Warrant and/or such Warrant Shares in accordance with the intended method of disposition specified in the notice to the Company.

(c) LEGEND. Each stock certificate representing Warrant Shares issued upon exercise or exchange of this Warrant shall bear the following legend unless the opinion of counsel referred to in Section 3(b) states such legend is not required:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED."

         The Holder understands that the Company may place, and may instruct any transfer agent or depository for the Shares to place, a stop transfer notation in the securities records in respect of the Shares.

(d)  PIGGYBACK REGISTRATIONS.

     (1) If the Company at any time prior to September 30, 2001, proposes to register any of its equity securities (as defined in the Securities Act), other than securities which are convertible into shares of Common Stock, under the Securities Act on Forms S-1, S-2 or S-3 (but not Form S-4 or S-8 or any substantially similar form of limited scope) or on any other form upon which may be registered securities similar to the Warrant Shares, it will at each such time give written notice at least 30 days prior to the filing of the registration statement to all Holders of its intention so to do. Such notice shall specify the proposed date of the filing of the registration statement and advise each Holder of its right to participate therein. Upon the written request of any Holder given prior to the proposed date of filing set forth in such notice, the Company will cause each Warrant Share not otherwise covered under an effective registration statement that such Holder has requested the Company to register to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition of such Warrant Shares by such Holder.

     (2) If, in the written opinion of the underwriter or underwriters managing the public offering which is the subject of a registration pursuant to
Section 3(d)(1) (or in the event that such distribution shall not be underwritten, in the written opinion of an investment banking firm of recognized standing satisfactory to the Holders), the total amount of the securities to be so registered, when added to the total amount of Warrant Shares which the Holders have requested to be registered pursuant to Section 3(d)(1), will exceed the maximum amount of securities of the Company which can be marketed (i) at a price reasonably related to their then-current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall have the right to exclude from such registration such number of Warrant Shares which it would otherwise be required to register pursuant to
Section 3(d)(1) as is necessary to reduce the total amount of securities to be so registered to the maximum amount of securities which can be so marketed; PROVIDED, HOWEVER, that if the securities (other than the Warrant Shares) to be so registered for sale are to be offered for the account of the Company and others, the Company may only exclude Warrant Shares pro rata with the securities held by such other persons (it being agreed that in the case where such registration is to be effected as a result of the exercise by a holder of the Company's securities of such holder's right to cause such securities to be so registered, such pro rata exclusion shall include the Company, but shall not include such holder exercising its right to have the securities so registered).

(e) COMPANY'S OBLIGATIONS IN REGISTRATION. If and whenever the Company is obligated by the provisions of this Section 3(d) to effect the registration of any Warrant Shares under the Securities Act, the Company will keep the Holder advised in writing as to the initiation of each registration and will use its best efforts to:

     (1) cause such registration statement to remain effective during the period required for the distribution of the securities covered by the registration statement (the "Effectiveness Period"); PROVIDED, HOWEVER, that in the event that the Warrant Shares covered by such registration statement are not to be sold to or through underwriters acting for the Company, the Company shall not be required to keep such registration statement in effect, or prepare and file any amendments or supplements thereto, after the expiration of two years following the date of this Warrant, SUBJECT, HOWEVER to the following restrictions:

                  (A) If, at any time prior to the expiration of the Effectiveness Period, counsel to the Company (which counsel shall be experienced in securities laws matters) has determined in good faith that it is reasonable to conclude that the filing of a registration statement or the compliance by the Company with its disclosure obligations in connection with such registration statement may require the disclosure of information which the Board of Directors of the Company has identified as material and which the Board of Directors has determined that the Company has a bona fide business purpose for preserving as confidential, then the Company may delay the filing or the effectiveness of such registration statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement such registration statement for a period (an "Information Delay Period") expiring three business days after the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material or the Company is able to so comply with its disclosure obligations and Commission requirements or (B) 45 days after the Company notifies the Holders of such good faith determination. There shall not be more than four Information Delay Periods during the Effectiveness Period, and there shall not be two Information Delay Periods during any contiguous 135 day period.

                  (B) If, at any time prior to the expiration of the Effectiveness Period, the Company is advised by a nationally recognized investment banking firm selected by the Company that, in such firm's written reasonable opinion addressed to the Company, sales of Common Stock pursuant to a registration statement at such time would materially adversely affect any immediately planned underwritten public equity financing by the Company of at least $5 million, the Company shall not be required to maintain the effectiveness of such registration statement or amend or supplement such registration statement for a period (a "Transaction Delay Period") commencing on the date of pricing of such equity financing and expiring three business days after the earliest to occur of (i) the abandonment of such financing or (ii) 90 days after the completion of such financing. There shall not be more than two Transaction Delay Periods during the Effectiveness Period.

                  A Transaction Delay Period and an Information Delay Period are hereinafter collectively referred to as "Delay Periods" or a "Delay Period." The Company will give prompt written notice, in the manner prescribed by Section 6 hereof, to each Holder of each Delay Period. Such notice shall be given (i) in the case of a Transaction Delay Period, at least 20 days in advance of the commencement of such Delay Period and (ii) in the case of an Information Delay Period, as soon as practicable after the Board of Directors makes the determination referenced in Section 3(e)(1)(A). Such notice shall state to the extent, if any, as is practicable, an estimate of the duration of such Delay Period. Each Holder agrees that (i) upon receipt of such notice of an Information Delay Period it will forthwith discontinue disposition of any restricted securities of the Company pursuant to the registration statement,
(ii) upon receipt of such notice of a Transaction Delay Period it will forthwith discontinue disposition of the Common Stock pursuant to the registration statement and (iii) in either such case, will not deliver any prospectus forming a part of the registration statement in connection with any sale of restricted securities or Common Stock, as applicable until the expiration of such Delay Period.

         (2) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; PROVIDED, HOWEVER, that in any event, the Company's obligations under this Section 3(e)(2) shall terminate two years after the effective date of this Agreement;

         (3) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

         (4) notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which would cause the prospectus included in such registration statement, as then in effect, to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or otherwise necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

         (5) provide a transfer agent and registrar for all Warrant Shares registered pursuant to such registration statement and a CUSIP number for all such Warrant Shares, in each case not later than the effective date of such registration;

         (6) use its reasonable efforts to register or qualify the Warrant Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders for whom such Warrant Shares are registered or are to be registered shall reasonably request, and do any and all other reasonable acts and things to so register or qualify which may be necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of such Warrant Shares, PROVIDED, HOWEVER, that the Company shall not be required to provide a general consent to service of process or qualify as a foreign corporation in any jurisdiction solely by reason of this
Section 3;

In connection with any underwritten offering effected pursuant to this Section 3, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests, the underwriting agreement will contain customary indemnification and contribution provisions. To the extent reasonably necessary to effect the offer and sale of Common Stock in connection with any underwritten offering in which it is participating, the Holder will agree to consent to and where applicable, be subject to the terms and conditions of such underwriting agreement.

(f) PAYMENT OF REGISTRATION EXPENSES. The costs and expenses of all registrations under the Securities Act and of all other actions which the Company is required to take or effect pursuant Section 3(d) or 3(e) shall be paid by the Company (including, without limitation, all registration, qualification and filing fees, printing expenses, expenses of distributing prospectuses and other documents, fees and disbursements of counsel and accountants for the Company, and expenses of any special audits incident to or required in connection with any such registration hereof, but excluding the fees and disbursements of special counsel for the Holders, any consultants retained by the Holders and underwriters' or brokers' discounts or commissions applicable to the Warrant Shares).

(g) INFORMATION FROM HOLDERS. Notices and requests delivered by Holders to the Company pursuant to this Section 3 shall contain such information regarding the Warrant Shares and the intended method of disposition thereof as shall reasonably be required in connection with the Securities Action to be taken. To the extent that any Holder fails to provide such information to the Company with respect to any of such Holder's Warrant Shares, the Company shall be relieved of its obligation to maintain registration of such Warrant Shares until the such Holder has provided the Company with the required information and the Company has had a reasonable time thereafter (but in no event more than 10 calendar days) in which to incorporate such information into its registration materials.

(h) COMPANY'S INDEMNIFICATION. In the event of any registration under the Securities Act of any Warrant Shares pursuant to this Section 3, the Company hereby agrees to indemnify and hold harmless each Holder disposing of such Warrant Shares and each other person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act, as well as each other person (including underwriters) who participates in the offering of such Warrant Shares against any losses, claims, damages or liabilities, joint or several, to which such Holder or controlling person or participating person may become subject under the Securities Act or otherwise, in so far as such losses, claims, damages or liabilities (or proceedings in respect thereof): (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof: (i) in any registration statement under which such Warrant Shares were registered under the Securities Act, (ii) in any preliminary prospectus or final prospectus contained therein, or (iii) in any amendment or supplement thereto, or (b) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder and each such controlling person or participating person for any legal or any other expenses incurred by such Holder or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or such controlling or participating person, as the case may be, specifically for use in the preparation thereof or (b) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus which amendment or supplement is delivered to such Holder and such Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with such Holder's sale of Warrant Shares to the person asserting such loss, claim, damage, liability or expense.

(i) HOLDER'S INDEMNIFICATION. It shall be a condition of the Company's obligation under this Section 3 to effect any registration under the Securities Act that there shall have been delivered to the Company an agreement or agreements duly executed by each Holder for whom Warrant Shares are to be so registered, whereby such Holder agrees to indemnify and hold harmless the Company, each other person referred to in Section 11(a) or Section 15 of the Securities Act in respect of such registration statement and each other person, if any, which controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or its controlling person may become subject under the Securities Act or otherwise, in so far as such losses, claims, damages or liabilities (or proceedings in respect thereof): (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof: (i) in any registration statement under which such Warrant Shares were registered under the Securities Act, (ii) in any preliminary prospectus or final prospectus contained therein, or (iii) in any amendment or supplement thereto, or (b) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Company and each such controlling person for any legal or any other expenses incurred by the Company or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or proceeding, PROVIDED, HOWEVER, that such Holder shall be liable to the Company only to the extent that such losses, claims, damages or liabilities (or proceeding in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by an instrument duly executed by such Holder specifically for use in the preparation thereof. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information with respect to such persons so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

(j) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless, in such indemnified party's reasonable judgment, a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3(j) with respect to such indemnified party, except to the extent that the indemnifying party is actually prejudiced by such failure. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim against the indemnified party, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

If for any reason the indemnification provided for in the preceding Sections 3(h) and 3(i) hereof is unavailable to an indemnified party as contemplated thereby, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

(k) UNDERWRITING AGREEMENT INDEMNIFICATION PROVISIONS. Notwithstanding the provisions of Sections 3(h), 3(i) and 3(j) hereof, if an underwriting agreement executed by the Company pursuant to Section 3(e) hereof shall contain indemnification, contribution and related procedural provisions in a form customary to the underwriter which are substantially to the same effect as the provisions provided for in Sections 3(h), 3(i) and 3(j) hereof, such customary indemnification provisions shall be incorporated in such underwriting agreement in lieu of those provided for in Sections 3(h), 3(i) and 3(j) hereof.

(l) PUBLIC INFORMATION. The Company covenants and agrees that if and so long as the Common Stock shall be registered under Section 12 of the Exchange Act, at any time when any Holder so entitled desires to make sales of any Warrant Shares in reliance on Rule 144 or Rule 144A under the Securities Act either (i) there will be available adequate current public information with respect to the Company as required by said Rules, or (ii) if such information is not available the Company will use its best efforts to make such information available without delay. Without limiting the foregoing, after the time of any such registration the Company will timely file with the Commission all reports required to be filed under Sections 13 and 15(d) of the Exchange Act and will promptly furnish to any Holder so requesting a written statement that the Company has complied with all such reporting requirements.

(m) NO CONFLICTING REGISTRATION RIGHTS. The Company covenants and agrees that if and so long as any Warrants or any Warrant Shares shall remain outstanding and the holders thereof shall have any rights under this Section 3, it will not enter into any agreement with any person creating any rights with respect to any shares of Common Stock or any other security in conflict with or inconsistent with any rights retained by any holder of Warrants or Warrant Shares pursuant to this Section 3.

4.   LOSS OF WARRANT.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

5.   RESERVATION OF SHARES.

The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's articles of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

6.   NOTICES TO WARRANT HOLDERS. NO SHAREHOLDER RIGHTS.

So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date, as the case may be, a notice containing a brief description of the proposed action and stating the date on which such action is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

Nothing in this Warrant shall be construed as conferring upon the Holder or its transferees any rights as a stockholder in the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect to any meeting of stockholders.

7.   ARBITRATION.

In the event that a dispute arises between the Corporation and the Holder of this Warrant as to any matte relating to this Warrant, the matter shall be settled by arbitration in New York, NY in accordance with the Rules of the American Arbitration Association and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any federal or state court located in New York having jurisdiction thereof, and actions or proceedings shall be brought in no other forum or venue.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers effective this ___ day of _______, 1999.

                                          Netrix Corporation



                                          By: __________________________________




                                          By: __________________________________
                                                     Corporate Secretary



ACKNOWLEDGMENT OF REPRESENTATION:



_________________________________
Warrant Holder

                                                                       EXHIBIT A



                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):

                  |_| herewith tenders payment for _______ of the Warrant Shares to the order of Netrix Corporation in the amount of $_________ in accordance with the terms of
                           Section 1(a) of this Warrant, or

                  |_| herewith tenders this Warrant for _______ Warrant Shares pursuant to the Net Issue Exercise provisions of Section 1(b) of this Warrant.

The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

         In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         Dated:  ___________________.

                               Signature:    ___________________________________


                                             ___________________________________
                                                      (Print Name)

                                             ___________________________________
                                                    (Street Address)


                                             ___________________________________
                                                   (City) (State) (Zip Code)


If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                                   ASSIGNMENT



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________ the rights represented by the foregoing Warrant of Netrix Corporation and appoints _____________________________ attorney to transfer said rights on the books of said corporation, with full power of substitution in the premises.



                                          ______________________________________
                                          Signature Guaranteed:

Dated: